UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2007

Telkonet, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-27305	87-0627421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, MD 20876

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (240) 912-1800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events.

On May 29, 2007, Telkonet, Inc.'s subsidiary, Microwave Satellite Technology Inc. (MST), a carrier class communications technology company that specializes in providing true quadruple play services to residential, hospitality and commercial properties, announced that it has closed a $9.1 million private placement. Upon completion of the closing, MST executed a reverse merger to become a publicly-traded company, under the name MSTI Holdings, Inc. The private placement closed on May 25, 2007, and was comprised of approximately $3.1 million of equity financing through the sale of common stock and warrants and approximately $6 million of debt financing through the sale of debentures and warrants. Following the MST private placement, Telkonet continues to own 63% of the issued and outstanding common stock of MST. Palladium Capital Advisors served as the lead placement agent in connection with the offering. The proceeds of the financing will be used for debt repayment, acquisitions, and general working capital of MST.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

None.

(d)   Exhibits.

The following document is filed as exhibit to this Report on Form 8-K:

99.1 Press Release, dated May 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2007

By:	/s/ Richard J. Leimbach

Richard J. Leimbach Vice President Finance